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                                                                    Exhibit 99.6

                                  FORM OF PROXY

                             LYNX THERAPEUTICS, INC.


                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 1, 2005




The undersigned hereby appoints Mary L. Schramke and Kathy A. San Roman, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Lynx Therapeutics, Inc. (the "Company") that the undersigned may be entitled to vote at the 2004 Annual Meeting of Stockholders of Lynx Therapeutics, Inc. to be held at the Company's offices located at 25861 Industrial Blvd., Hayward, California 94545 on Tuesday, March 1, 2005 at 11:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.



UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 3 AND FOR PROPOSALS 1, 2, 4, 5 AND 6 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

SEE REVERSE SIDE            CONTINUED AND TO BE                SEE REVERSE SIDE
                           SIGNED AND DATED ON
                                 REVERSE



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LYNX THERAPEUTICS, INC.
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

                                   DETACH HERE

[X]   PLEASE MARK
      VOTES AS IN
     THIS EXAMPLE


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES NAMED IN
               PROPOSAL 3 AND A VOTE FOR PROPOSALS 1, 2, 4, 5 and 6.

1.       To consider and vote upon a proposal to        FOR   AGAINST  ABSTAIN
         approve the issuance of Lynx common stock      [ ]     [ ]      [ ]
         pursuant to the Acquisition Agreement, dated
         September 28, 2004, by and between Lynx and Solexa Limited, a company registered in England and Wales, and the resulting change of control of Lynx.

2.       To approve (i) the sale, issuance or            FOR   AGAINST  ABSTAIN
         potential issuance of shares of Lynx common     [ ]     [ ]       [ ]
         stock (including shares issuable upon
         conversion or exercise of convertible debt or warrants convertible into or exercisable for shares of Lynx common stock) for an aggregate consideration of not more than $10,000,000 (excluding amounts receivable by Lynx upon the exercise of any warrants) at a price that may be less than the greater of book or market value of the Lynx common stock, to investors who will likely include affiliates of certain individuals who will be appointed to Lynx's board of directors on the first closing date, and (ii) the change of control, if any, of Lynx which may occur as a result of such sale, issuance or potential issuance, in all cases to comply with NASDAQ
         Marketplace Rule 4350.

3.       To elect six directors to serve for the
         ensuing year and until their successors are duly elected or appointed:

           Nominees:    (01)    Craig C. Taylor;
                        (02)    Leroy Hood, M.D., Ph.D;
                        (03)    James C. Kitch;
                        (04)    Marc D. Kozin;
                        (05)    James V. Mitchell;
                        (06)    David C. U'Prichard, Ph.D.

                                [ ]      FOR            [ ]      WITHHELD
                                         ALL                      FROM
                                       NOMINEES                   ALL
                                                                NOMINEES

                                [ ]  ______________________________________
                                     For all nominees except as noted above


4.       To approve an amendment to Lynx's Amended       FOR   AGAINST  ABSTAIN
         and Restated Certificate of Incorporation,      [ ]     [ ]      [ ]
         as amended, to effect a reverse stock split of Lynx's common stock pursuant to which any whole number of outstanding shares between and including two and four would be combined into one share of Lynx common stock and to authorize Lynx's board of directors to select such number and file such amendment.

5.       To approve an amendment to Lynx's 1992 Stock    FOR   AGAINST  ABSTAIN
         Option Plan, as amended, to increase the        [ ]     [ ]      [ ]
         aggregate number of shares of Lynx common stock authorized for issuance under such plan by 2,000,000 shares if the transaction under the Acquisition Agreement is completed or 300,000 shares if the transaction is not completed.

6.       To ratify the selection by the Audit            FOR   AGAINST  ABSTAIN
         Committee of Lynx's Board of Directors of       [ ]     [ ]      [ ]
         Ernst & Young LLP as the independent
         registered public accounting firm of Lynx for its fiscal year ending December 31, 2004.

         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT           [ ]



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Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope that is postage prepaid if mailed in the United States.

Signature            Date:             Signature                 Date: